Exhibit 99.1

Sensus Announces Fiscal Third Quarter 2011 Financial Results and Earnings Call

Raleigh, N.C. (February 14, 2011)—Sensus, a leading technology company providing energy and water utility customers worldwide with innovative conservation products and services, today announced financial results for the fiscal third quarter ended December 31, 2010.

Key Highlights for Fiscal Third Quarter 2011, year-over-year changes

•	Total revenue of $181 million, down 4 percent; metrology business revenue up 12 percent;

•	Gross profit margin of 24.1 percent, in line;

•	R&D investment of 6.3 percent of net sales, up 20 percent;

•	Net loss of $25 million increased $10 million;

•	Adjusted EBITDA[1] of $10 million, down 30 percent; and

•	Nearly 9 million SmartPoint™ devices installed and communicating, to-date.

“We continue to collaborate with our utility customers as they design and build the smart grid for both electric and water. We have dozens of smart grid projects in all phases of deployment, including new projects in the ramp-up phase, projects that are running at full deployment and projects that are nearing completion. Our global water and gas metrology business, building on momentum from the past several quarters, turned in another quarter of solid revenue growth over the prior year. Our success in the market is fueled by innovative offerings to our customers. We continue to invest in R&D to ensure a steady pipeline of new offerings that will drive future growth,” said Peter Mainz, Chief Executive Officer and President.

Fiscal third quarter revenue of $181 million was down 4 percent compared with fiscal third quarter 2010. Global water and gas metrology business revenue increased 12 percent year-over-year. Sales increased in North America and in Europe. European sales have been strong for the past three quarters. The ramp-up of smart grid projects resulted in a deferral of revenue for the quarter.

Gross profit margin was 24.1 percent, in line with fiscal third quarter 2010. Investment in research and development increased to 6.3 percent of revenue from 5.0 percent in fiscal third quarter 2010. Third quarter Adjusted EBITDA1 was $10 million, a decrease of 30 percent year-over-year. Consolidated net loss for fiscal third quarter 2011 was $25 million, an increase of $10 million compared to fiscal third quarter 2010. The operating loss for our Utility Infrastructure and Related Communication Systems business was flat compared to the prior year.

Fiscal third quarter backlog was $138 million, up 3% year-over-year. The Company’s book-to-bill ratio2 was 1.23 to 1, compared to 1.17 for the fiscal third quarter 2010.

Fiscal First Quarter Earnings Conference Call

A conference call with analysts to discuss these results will be held on Tuesday, February 15, 2011 at 11:00 a.m. (EST). To access the conference call, please dial 866-609-9830 (domestic access) or 706-643-8338 (international access) and reference Conference ID Number: 43355545. It is recommended that analysts dial in five to ten minutes prior to the call to allow time for processing participant information. A replay of the call will be available until February 22, 2011, by dialing 800-642-1687 (domestic access) or 706-645-9291 (international access) and referencing Conference ID Number: 43355545.

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About Sensus

Sensus leads in innovative and evolving technology solutions that enable intelligent use and conservation of critical energy and water resources. Sensus has led the discovery, development, and implementation of technologies for the energy and water industries for more than a century. Water, gas, and electric utility customers around the world benefit from the Company’s open, flexible products and solutions to help them optimize their resources—today and tomorrow. Headquartered in Raleigh, N.C., USA, Sensus serves customers from locations throughout the Americas, Europe, Africa and Asia. For more information, visit www.sensus.com.

SmartPoint™ is a trademark of Sensus USA Inc.

All statements in this release, other than historical facts, are made in reliance on the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are subject to change at any time. These statements reflect the Company’s current expectations regarding its financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which the Company operates, legal proceedings and similar matters. The Company’s expectations expressed or implied in these forward-looking statements may turn out to be incorrect. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A (SEC File No. 333- 113658) for the fiscal year ended March 31, 2010 as filed with the Securities and Exchange Commission on December 20, 2010, include any future restatements of our consolidated financial statements, our inability to maintain effective internal controls over financial reporting, the Company’s susceptibility to macroeconomic downturns in the United States and abroad, conditions in the residential, commercial and industrial construction markets and in the automotive industry, the Company’s dependence on new product development and intellectual property, the Company’s dependence on independent distributors and third-party contract manufacturers, automotive vehicle production levels and schedules, the Company’s substantial financial leverage, debt service and other cash requirements, liquidity constraints and risks related to future growth and expansion. Other important risks that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, the Company’s ability to integrate acquired companies, general economic and business conditions, competition, adverse changes in the regulatory or legislative environment in which the Company operates, customer cancellations and other factors beyond the Company’s control.

Investor Contact

James J. Hilty

Interim Chief Financial Officer and

Vice President, Business Development

(919) 845-4007

jim.hilty@sensus.com

Media Contact

Rita Simonetta

Director, Corporate Marketing Communications

(919) 376-2672

rita.simonetta@sensus.com

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(1) Non-GAAP Measure

To enhance the comparability and usefulness of its financial information, the Company provides Adjusted EBITDA to describe more fully the results of its underlying business. Adjusted EBITDA is defined as consolidated earnings before interest expense, depreciation and amortization, and income taxes plus (a) restructuring costs, (b) management fees and (c) acquisition-related costs, and adjusted for other nonrecurring items.

Information regarding Adjusted EBITDA is provided because management considers this measure important in evaluating and understanding the Company’s operating and financial performance. Management believes this measure provides useful information for investors in trending, analyzing and benchmarking the performance and value of the business. Internally, Adjusted EBITDA is used in our incentive compensation plans.

Management believes that Adjusted EBITDA provides meaningful supplemental information regarding our performance by adjusting for certain items that may not be indicative of our recurring core operating results. However, this metric for measuring the Company’s financial results may be different from comparable information provided by other companies and should not be used as an alternative to the Company’s operating and other financial measures as determined under U.S. GAAP.

A reconciliation of Adjusted EBITDA to consolidated net loss is set out in the table below (in millions):

	Fiscal Quarter Ended December 31, 2010	Fiscal Quarter Ended December 26, 2009	Nine Months Ended December 31, 2010	Nine Months Ended December 26, 2009
Consolidated net loss	$(24.9)	$(15.3)	$(26.4)	$(24.2)
Depreciation and amortization	12.1	10.7	35.5	32.5
Interest expense, net	11.0	11.0	33.4	31.7
Income tax provision (benefit)	3.5	(2.7)	5.1	(6.0)
Restructuring costs	5.0	8.9	7.9	18.7
Management fees	1.0	0.9	2.1	2.5
Acquisition-related costs	0.1	0.3	0.4	1.0
Loss on debt extinguishment	—	—	—	5.9
Stock compensation expense	0.4	—	0.4	—
Other nonrecurring items (a)	1.5	—	1.5	—

Adjusted EBITDA	$9.7	$13.8	$59.9	$62.1

(a)	Represents professional fees resulting from the restatement of prior periods.

(2) Book-to-Bill

Book-to-bill is calculated as orders received during the quarter divided by net sales.

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FISCAL 2011 THIRD QUARTER UNAUDITED GAAP FINANCIAL STATEMENTS

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share and share data)

	December 31, 2010	March 31, 2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24.8	$59.2
Accounts receivable:
Trade, net of allowance for doubtful accounts of $1.7 and $1.3, respectively	93.5	121.1
Other	0.7	1.9
Inventories, net	74.2	67.2
Prepayments and other current assets	11.2	12.2
Deferred income taxes	19.1	19.6
Deferred costs	6.6	4.3

Total current assets	230.1	285.5
Property, plant and equipment, net	128.7	134.9
Intangible assets, net	184.3	188.0
Goodwill	466.1	443.3
Deferred income taxes	15.8	15.8
Deferred costs	3.9	1.3
Other long-term assets	22.9	25.1

Total assets	$1,051.8	$1,093.9

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$74.5	$117.3
Accruals and other current liabilities	90.4	114.8
Current portion of long-term debt	1.7	22.7
Short-term borrowings	38.7	4.9
Restructuring accruals	10.5	12.9
Deferred revenue	30.5	34.3

Total current liabilities	246.3	306.9
Long-term debt, less current portion	439.6	438.3
Pensions	53.4	53.1
Deferred income taxes	81.6	81.7
Deferred revenue	15.0	4.8
Other long-term liabilities	25.0	28.6

Total liabilities	860.9	913.4
Commitments and Contingencies

STOCKHOLDER’S EQUITY:
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding	—	—
Paid-in capital	285.7	251.5
Accumulated deficit	(102.5)	(74.6)
Accumulated other comprehensive income (loss)	1.4	(1.5)

Total stockholder’s equity	184.6	175.4

Noncontrolling interest	6.3	5.1

Total equity	190.9	180.5

Total liabilities and equity	$1,051.8	$1,093.9

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SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	Fiscal Quarter Ended December 31, 2010	Fiscal Quarter Ended December 26, 2009	Nine Months Ended December 31, 2010	Nine Months Ended December 26, 2009
NET SALES	$180.6	$188.7	$608.6	$588.1
COST OF SALES	137.0	142.7	444.5	438.9

GROSS PROFIT	43.6	46.0	164.1	149.2
OPERATING EXPENSES:
Selling, general and administrative expenses	43.2	38.6	129.4	110.6
Restructuring costs	5.0	8.9	7.9	18.7
Amortization of intangible assets	3.2	3.1	9.9	8.9
Loss on debt extinguishment	—	—	—	5.9
Other operating expense	2.8	2.4	4.5	4.9

OPERATING (LOSS) INCOME	(10.6)	(7.0)	12.4	0.2
NON-OPERATING (EXPENSE) INCOME:
Interest expense, net	(11.0)	(11.0)	(33.4)	(31.7)
Other income (expense), net	0.2	—	(0.3)	1.3

LOSS BEFORE INCOME TAXES	(21.4)	(18.0)	(21.3)	(30.2)
PROVISION (BENEFIT) FOR INCOME TAXES	3.5	(2.7)	5.1	(6.0)

CONSOLIDATED NET LOSS	(24.9)	(15.3)	(26.4)	(24.2)
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(0.7)	(0.4)	(1.5)	(1.8)

NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(25.6)	$(15.7)	$(27.9)	$(26.0)

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SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Fiscal Quarter Ended December 31, 2010	Fiscal Quarter Ended December 26, 2009	Nine Months Ended December 31, 2010	Nine Months Ended December 26, 2009
OPERATING ACTIVITIES:
Consolidated net loss	$(24.9)	$(15.3)	$(26.4)	$(24.2)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	7.3	6.8	21.3	19.5
Amortization of intangible assets	3.2	3.1	9.9	8.9
Amortization of software development costs	1.6	0.8	4.3	4.1
Amortization of deferred financing costs	0.8	0.8	2.4	2.3
Net loss on disposal of fixed assets	—	1.3	0.2	1.3
Non-cash restructuring charges	0.4	—	0.5	—
Stock compensation expense	0.4	—	0.4	—
Deferred income taxes	0.4	(3.4)	0.4	(11.8)
Net gain on foreign currency transactions	(0.2)	(0.1)	—	(0.6)
Loss on debt extinguishment	—	—	—	5.9
Changes in assets and liabilities used in operations, net of effects of acquisitions:
Trade accounts receivable	6.5	6.8	28.8	19.8
Inventories	(3.9)	(7.4)	(6.8)	(4.2)
Other current assets	2.9	(0.5)	1.1	2.1
Accounts payable, accruals and other current liabilities	(11.3)	14.0	(55.1)	(2.9)
Income taxes payable	0.2	(2.4)	—	0.6
Deferred revenue less deferred costs	(0.1)	2.9	1.5	5.6
Other	(0.8)	3.5	(1.3)	2.7

Net cash (used in) provided by operating activities	(17.5)	10.9	(18.8)	29.1

INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(4.8)	(7.7)	(17.6)	(22.1)
Purchases of intangible assets	(3.4)	(2.8)	(6.1)	(6.7)
Software development costs	(1.5)	(1.7)	(4.4)	(6.1)
Business acquisitions	—	(0.3)	(29.6)	(20.5)
Proceeds from sale of assets	0.1	—	0.1	—

Net cash used in investing activities	(9.6)	(12.5)	(57.6)	(55.4)

FINANCING ACTIVITIES:
Capital contribution	35.0	—	35.0	—
(Decrease) increase in short-term borrowings	(12.4)	(0.4)	33.6	(0.4)
Proceeds from debt issuance	2.5	—	2.5	35.0
Liquidation of Joint Venture payment to Joint Venture partner	(0.2)	—	(0.2)	—
Debt issuance costs	—	—	—	(8.8)
Purchase of noncontrolling equity interest	(7.0)	—	(7.0)	(6.0)
Principal payments on debt	(7.4)	—	(22.2)	(0.4)

Net cash provided by (used in) financing activities	10.5	(0.4)	41.7	19.4
Effect of exchange rate changes on cash	0.5	—	0.3	1.0

DECREASE IN CASH AND CASH EQUIVALENTS	(16.1)	(2.0)	(34.4)	(5.9)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$40.9	$34.0	$59.2	$37.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24.8	$32.0	$24.8	$32.0

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
Cash paid during the period for:
Interest	$16.1	$14.4	$38.4	$32.9

Income taxes, net of refunds	$0.4	$0.8	$3.1	$5.0

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